EXHIBIT 16.1
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July 17, 2002


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549



Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 15, 2002, to be filed by our former client, Semotus Solutions, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP